CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Supplement to the Class A, Class B, and Class C Shares Prospectus for Pioneer Protected Principal Plus Fund and the Supplement to the Class A, Class B, and Class C Shares Prospectus for Pioneer Protected Principal Plus Fund II and "Independent Auditors" and "Financial Statements" in the Pioneer Protected Principal Plus Fund and the Pioneer Protected Principal Plus Fund II Class A, Class B, and Class C Shares Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 4 to the Pioneer Protected Principal Trust's Registration Statement (Form N-1A, 1933 Act File No. 333-96545) of our reports dated February 17, 2004 with respect to the financial statements and financial highlights of Pioneer Protected Principal Plus Fund and Pioneer Protected Principal Plus Fund II (two portfolios comprising Pioneer Protected Principal Trust) included in their December 31, 2003 Annual Reports to the Shareowners.


                                             /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 21, 2004